Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ending December 31, 2000 (Thousands)
	Energy East Holding Company	Energy East Management Corporation	NYSEG	Connecticut Energy Corporation Consolidated
Operating Activities
Net income	$235,034	$11,479	$219,199	$8,458
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	-	-	109,484	23,297
Equity in earnings of consolidated subsidiaries, net	501,396	-	-	-
Income taxes and investment tax credits deferred, net	2,608	-	1,257	11,937
Pension income	-	-	(64,854)	(678)
Extraordinary loss, net of tax	-	-	1,645	-
Changes in current operating assets and liabilities
Accounts receivable	(3,190)	(690)	(43,956)	(7,796)
Inventory	-	-	(11,948)	(1,845)
Accounts payable and accrued liabilities	(2,895)	(9,825)	30,373	34,130
Taxes accrued	409	2	(5,726)	3,315
Other, net	(46,371)	3,968	25,637	(36,722)
Net Cash Provided by (Used in) Operating Activities	686,991	4,934	261,111	34,096
Investing Activities
Acquisition, net cash required	(1,089,424)	(374,659)	-	-
Utility plant additions	-	-	(81,386)	(29,543)
Temporary investments, net	9,969	711,763	-	-
Other property and investments, net	-	-	3,000	(1,362)
Other	-	-	(13,067)	118
Net Cash (Used in) Provided by Investing Activities	(1,079,455)	337,104	(91,453)	(30,787)
Financing Activities
Repurchase of common stock	(163,493)	-	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(25,392)	(97,133)
Long-term note issuances	480,565	-	-	115,000
Long-term note retirements	-	-	-	-
Notes payable, net	175,000	(6,970)	(40,240)	(9,800)
Dividends on common stock	(99,606)	(335,000)	(210,997)	(7,487)
Net Cash Provided by (Used in) Financing Activities	392,466	(341,970)	(276,629)	580
Net (Decrease) Increase in Cash and Cash Equivalents	2	68	(106,971)	3,889
Cash and Cash Equivalents, Beginning of Year	-	-	114,494	5,854
Cash and Cash Equivalents, End of Year	$2	$68	$7,523	$9,743

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ending December 31, 2000 (Thousands)
	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated
Operating Activities
Net income	$25,285	$6,484	($464)	($20,115)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,380	9,187	2,290	6,576
Equity in earnings of consolidated subsidiaries, net	-	-	-	-
Income taxes and investment tax credits deferred, net	8,183	1,974	1,069	55
Pension income	(127)	-	-	-
Extraordinary loss, net of tax	-	-	-	-
Changes in current operating assets and liabilities
Accounts receivable	(19,350)	(38,768)	(5,826)	2,742
Inventory	667	673	461	(1,473)
Accounts payable and accrued liabilities	(21,557)	1,150	(3,635)	4,548
Taxes accrued	9,845	(2,500)	(3,060)	(1,617)
Other, net	(12,091)	18,009	(1,843)	11,427
Net Cash Provided by (Used in) Operating Activities	5,235	(3,791)	(11,008)	2,143
Investing Activities
Acquisition, net cash required	-	-	-	-
Utility plant additions	(26,178)	(11,173)	(2,254)	-
Temporary investments, net	195,586	-	-	-
Other property and investments, net	-	8,189	(363)	(753)
Other	203	-	5	-
Net Cash (Used in) Provided by Investing Activities	169,611	(2,984)	(2,612)	(753)
Financing Activities
Repurchase of common stock	-	-	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	(9,910)	(2,503)	(9)	-
Long-term note issuances	18	-	5,531	-
Long-term note retirements	(9,598)	(11,673)	(75)	-
Notes payable, net	47,495	9,200	8,080	2,211
Dividends on common stock	(197,000)	-	-	-
Net Cash Provided by (Used in) Financing Activities	(168,995)	(4,976)	13,527	2,211
Net (Decrease) Increase in Cash and Cash Equivalents	5,851	(11,751)	(93)	3,601
Cash and Cash Equivalents, Beginning of Year	(4,135)	19,354	293	1,256
Cash and Cash Equivalents, End of Year	$1,716	$7,603	$200	$4,857

Energy East Corporation Consolidating Cash Flow Statement For the Twelve Months Ending December 31, 2000 (Thousands)
	Energy East Enterprises, Inc. Consolidated	Energy East Eliminations	Energy East Consolidated
Operating Activities
Net income	($1,279)	($249,047)	$235,034
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	307	3	165,524
Equity in earnings of consolidated subsidiaries, net	-	(501,396)	-
Income taxes and investment tax credits deferred, net	14	-	27,097
Pension income	-	-	(65,659)
Extraordinary loss, net of tax	-	-	1,645
Changes in current operating assets and liabilities
Accounts receivable	55	29,478	(87,301)
Inventory	(158)	247	(13,376)
Accounts payable and accrued liabilities	84	(36,449)	(4,076)
Taxes accrued	-	-	668
Other, net	6,618	(290)	(31,658)
Net Cash Provided by (Used in) Operating Activities	5,641	(757,454)	227,898
Investing Activities
Acquisition, net cash required	-	21,366	(1,442,717)
Utility plant additions	(5,170)	-	(155,704)
Temporary investments, net	-	-	917,318
Other property and investments, net	-	-	8,711
Other	-	-	(12,741)
Net Cash (Used in) Provided by Investing Activities	(5,170)	21,366	(685,133)
Financing Activities
Repurchase of common stock	-	-	(163,493)
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(134,947)
Long-term note issuances	-	-	601,114
Long-term note retirements	-	-	(21,346)
Notes payable, net	-	6,970	191,946
Dividends on common stock	-	750,484	(99,606)
Net Cash Provided by (Used in) Financing Activities	-	757,454	373,668
Net (Decrease) Increase in Cash and Cash Equivalents	471	21,366	(83,567)
Cash and Cash Equivalents, Beginning of Year	1,056	(21,366)	116,806
Cash and Cash Equivalents, End of Year	$1,527	$ -	$33,239